UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2009

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:                                                                                                           (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04       Temporary Suspension of Trading Under Registrant's Employee Benefit Plan

On or about May 5, 2009, the plan trustee for the The Dime Savings Bank of Williamsburgh 401(K) Plan (the "Plan") mailed a notice to directors, executive officers, officers and employees of Dime Community Bancshares, Inc. (the "Company") and its wholly owned subsidiary, the Dime Savings Bank of Williamsburgh (the "Bank"), informing them that a blackout period with respect to the Plan will be in effect beginning at 4:00 PM Eastern Time on June 12, 2009, and ending on June 30, 2009.  The notice was provided to the directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002, and Rule 104 of Regulation BTR.  Outside directors of both the Company and Bank are not eligible to participate in the Plan.  Three employee directors of both the Company and Bank, as well as all executive officers of both the Company and Bank, do participate in the Plan.

A copy of the notice dated May 5, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

          (d) Exhibits

  Exhibit No.                                Description

99.1	Notice sent to executive officers, officers and employee participants of The Dime Savings Bank of Williamsburgh 401(k) Plan on or about May 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
By:  ___________________________________________
Kenneth J. Mahon
First Executive Vice President and Chief Financial Officer

Dated: May 14, 2009